Exhibit 10.1

MONTPELIER RE HOLDINGS LTD.
2012 LONG-TERM INCENTIVE PLAN

1.                                       Purpose

The purposes of the Montpelier Re Holdings Ltd. 2012 Long-Term Incentive Plan (the “Plan”) are to encourage selected employees, non-employee directors and consultants of Montpelier Re Holdings Ltd. (together with any successor thereto, the “Company”) and its Affiliates (as defined below) to acquire a proprietary interest in the Company’s growth and performance, to generate an increased incentive to contribute to the Company’s future success and to enhance the ability of the Company and its Affiliates to attract and retain qualified individuals.

2.                                       Definitions

As used herein, the following terms shall have the meanings set forth below:

(a)                                  “Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and/or (b) any entity in which the Company has a significant equity interest, in either case, as determined by the Committee.

(b)                                 “Anticipation RSU” means any restricted share unit award previously granted by the Company that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the agreement evidencing such grant and that expressly provides that such grant may be settled in Shares to be issued under a long-term incentive plan that is approved by the Company’s shareholders after the date of grant.  From and after the date that the Plan is approved by the Company’s shareholders, each Anticipation RSU shall automatically be assumed under the Plan and shall be considered an Award for all purposes pursuant to the Plan.

(c)                                  “Award” means any award that is permitted under Section 6 of the Plan and granted under the Plan.

(d)                                 “Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing any Award, which may, but need not, require execution or acknowledgment by a Participant.

(e)                                  “Board” means the Board of Directors of the Company.

(f)                                    “Cause” shall (i) have the meaning set forth in the applicable Award Agreement or (ii) if not defined in an applicable Award Agreement, shall have the meaning set forth in any employment or service agreement between the Participant and the Company or any of its Affiliates or (iii) if not defined in an Award Agreement, employment or service agreement pursuant to this Section 2(f), shall mean (A) the Participant’s conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony; (B) the wilful and continued failure by the Participant to substantially perform any material duties set forth in any employment or service agreement between the Participant and the Company or one of its Affiliates or as otherwise reasonably assigned to the Participant from time to time (other than any such failure resulting from Participant’s Disability), in each case, after written demand for substantial performance is delivered by the Company (or Affiliate) to the Participant that identifies the manner in which the Company (or Affiliate) believes the Participant has not substantially performed such duties; (C) the commission of an act by the Participant involving moral turpitude, which could be reasonably expected to have an adverse effect on the Company or any of its Affiliates; (D) fraud, misappropriation, embezzlement or intentional breach of fiduciary duty by the Participant with respect to the Company or any of its Affiliates; (E) the Participant’s wilful malfeasance in connection with such Participant’s employment or service that has, in the Company’s (or Affiliate’s) determination, adversely affected the Company or any of its Affiliates; or (F) a material violation of any policy of the Company or any of its Affiliates, or a material breach of any agreement between the Participant and the Company or any of its Affiliates, that could, in each case, be reasonably expected to have an adverse effect on the Company or any of its Affiliates.

(g)                                 “Cash Incentive Award” means an Award (i) that is granted under Section 6(g) of the Plan, (ii) that is settled in cash and (iii) the value of which is set by the Committee and is not calculated by reference to the Fair Market Value of Shares.

(h)                                 “Change in Control” (i) shall have the meaning set forth in an Award Agreement; provided, however, that except in the case of a transaction described in subparagraph (C) below, any definition of Change in control set forth in an Award Agreement shall provide that a Change in Control shall not occur until consummation or effectiveness of a change in control of the Company, rather than upon the announcement, commencement, shareholder approval or other potential occurrence of any event or transaction that, if completed, would result in a change in control of the Company or (ii) if there is no definition set forth in an Award Agreement, shall mean the first of the following events to occur:

(A)                              the consummation of (i) a merger, amalgamation, consolidation, scheme of arrangement, statutory share exchange or similar form of corporate transaction involving (I) the Company or (II) any of its Affiliates, but in the case of this clause (A) only if Company Voting Securities (as defined below) are issued or issuable (each of the events referred to in this clause (A) being hereinafter referred to as a “Reorganization”) or (ii) the sale or other disposition of all or substantially all the assets of the Company to an entity that is not an Affiliate (a “Sale”), in each case, if such Reorganization or Sale requires the approval of the Company’s shareholders under the law of the Company’s jurisdiction of organization (whether such approval is required for such Reorganization or Sale or for the issuance of securities of the Company in such Reorganization or Sale), unless, immediately following such Reorganization or Sale, (1) individuals and entities who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act (or a successor rule thereto)) of the securities eligible to vote for the election of the Board (“Company Voting Securities”) outstanding immediately prior to the consummation of such Reorganization or Sale continue to beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation that, as a result of such transaction, owns the Company or all or substantially all the assets of the Company either directly or through one or more Subsidiaries) (the “Continuing Company”) (excluding, for such purposes, any outstanding voting securities of the Continuing Company that such beneficial owners hold immediately following the consummation of the Reorganization or Sale as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization or Sale other than the Company), (2) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Continuing Company or any corporation controlled by the Continuing Company) beneficially owns, directly or indirectly, 35% or more of the combined voting power of the then outstanding voting securities of the Continuing Company and (3) at least a majority of the members of the board of directors of the Continuing Company (or equivalent body) were Continuing Directors at the time of the execution of the definitive agreement providing for such Reorganization or Sale or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization or Sale;

(B)                                direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act, as amended) of securities of the Company representing in the aggregate 35% or more of the total combined voting power of the Company’s then issued and outstanding securities is acquired by any Person or entity, or group of associated Persons or entities acting in concert; provided, however, that for purposes hereof, the following acquisitions shall not constitute a Change in Control:  (1) any acquisition by the Company or any of its Subsidiaries, (2) any acquisition by any employee benefit plan (or related trust or fiduciary) sponsored or maintained by the Company or any corporation controlled by the Company, (3) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, (4) any acquisition by a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company, (5) any acquisition in connection with a merger, amalgamation, consolidation or scheme of arrangement which, pursuant to subparagraph (A) above, does not constitute a Change in Control and (6) any acquisition directly from the Company;

(C)                                the shareholders of the Company approve any plan or proposal for the liquidation of the Company; or

(D)                               the occurrence within any 24-month or shorter period of a change in the composition of the Board such that the “Continuing Directors” cease for any reason to constitute at least a majority of the Board.  For purposes of this subparagraph, “Continuing Directors” means (1) those members of the Board who were directors on the date hereof and (2) those members of the Board (other than a director whose initial assumption of office was pursuant to an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) who were elected or appointed by, or on the nomination or recommendation of, at least a majority of the then-existing directors who either were directors on the date hereof or were previously so elected or appointed.

(i)                                     “Clawback Policy” means any policy adopted by the Company or any of its Affiliates relating to the recovery of compensation granted, paid, delivered, awarded or otherwise provided to any Participant by the Company or any of its Affiliates as such policy is in effect on the date of grant of the applicable Award or, to the extent necessary to address the requirements of applicable law (including, without limitation, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as codified in Section 10D of the Exchange Act, Section 304 of the Sarbanes-Oxley Act of 2002 or any other applicable law), as may be amended from time to time.

(j)                                     “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

(k)                                  “Committee” means the Compensation and Nominating Committee of the Board, or such other committee of the Board having responsibility for executive compensation by whatever name, or such other committee designated by the Board to administer the Plan.

(l)                                     “Company” shall have the meaning set forth in Section 1 of the Plan.

(m)                               “Constructive Termination” (i) shall have the meaning, and shall be determined in accordance with the procedures, set forth in the applicable Award Agreement or (ii) if not defined in an applicable Award Agreement, shall have the meaning, and shall be determined in accordance with the procedures, set forth in any employment or service agreement between the Participant and the Company or any of its Affiliates or (iii) if not defined in an Award Agreement, employment or service agreement pursuant to this Section 2(m), shall mean a termination of employment by a Participant for Good Reason; provided that the Participant must provide written notice to the Company or an Affiliate, as applicable, stating the circumstances believed to constitute Good Reason within 60 days of the initial existence of such circumstances, and, if such circumstance may reasonably be remedied, the Company or an Affiliate shall have 30 days to effect that remedy; provided, however, that if such circumstance is not remedied within that 30-day period, the Participant may terminate employment by submitting a notice of termination to the Company or an Affiliate, as applicable; provided, that the notice of termination invoking the Participant’s right to a Constructive Termination pursuant to this clause (iii) must provide that the Participant’s termination of employment will be effective no later than 45 days after the later of (A) the initial occurrence of the circumstances constituting Good Reason and (B) the end of such 30-day cure period, if applicable (otherwise, the Participant is deemed to have consented to the circumstances that may have given rise to the existence of Good Reason).

(n)                                 “Deferred Share Unit” means a deferred share unit Award that represents an unfunded and unsecured promise to deliver Shares in accordance with the terms of the applicable Award Agreement.

(o)                                 “Disability” means disability of a Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code; provided, however, if an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) and payment of such amount is intended to be triggered pursuant to Section 409A(a)(ii) of the Code by a Participant’s disability, such term shall mean that the Participant is considered “disabled” within the meaning of Section 409A of the Code.

(p)                                 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

(q)                                 “Exercise Price” means (i) in the case of Options, the price specified in the applicable Award Agreement as the price-per-Share at which Shares may be purchased pursuant to such Option or (ii) in the case of SARs, the price specified in the applicable Award Agreement as the reference price-per-Share used to calculate the amount payable to the applicable Participant pursuant to such SAR.

(r)                                    “Fair Market Value” means, except as otherwise provided in the applicable Award Agreement, (i) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (ii) with respect to Shares, as of any date, (A) in the event that there is a public market for the Shares on such date, (x) for purposes of determining the Exercise Price of any Option or SAR that is granted under the Plan, the closing sales price of one Share (1) as reported by the NYSE for such date or (2) if the Shares are listed on any other national stock exchange, as reported on the stock exchange composite tape for securities traded on such stock exchange for such date or, with respect to each of clauses (1) and (2), if there were no sales on such date, on the closest preceding date on which there were sales of Shares, or (y) for all other purposes , the five-day average of the daily closing prices of one Share for the five consecutive trading days previous to and including as the last day such date as reported (1) by the NYSE or (2) if the Shares are listed on any other national stock exchange, on the stock exchange composite tape for securities traded on such stock exchange or, with respect to each of clauses (1) and (2), if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (B) in the event there is no public market for the Shares on such date, the fair market value of one Share as determined in good faith by the Committee.

(s)                                  “Good Reason” (i) shall have the meaning set forth in the applicable Award Agreement or (ii) if not defined in an applicable Award Agreement, shall have the meaning set forth in any employment or service agreement between the Participant and the Company or any of its Affiliates or (iii) if not defined in an Award Agreement, employment or service agreement pursuant to this Section 2(s), shall mean (A) a material decrease in a Participant’s salary or bonus opportunity or (B) a relocation of such Participant’s principal place of employment by more than fifty miles from the location at which such Participant is then principally employed (or in the case of a Participant located in Bermuda, a relocation of such Participant’s place of employment from Bermuda), in each case, without the consent of the Participant.

(t)                                    “Incentive Share Option” means an option to purchase Shares from the Company that (i) is granted under Section 6(b) of the Plan and (ii) is intended to qualify for special U.S. Federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.

(u)                                 “Independent Director” means a member of the Board (i) who is neither an employee of the Company nor an employee of any Affiliate, and (ii) who, at the time of acting, is a “Non-Employee Director” under Rule 16b-3.

(v)                                 “IRS” means the U.S. Internal Revenue Service or any successor thereto and includes the staff thereof.

(w)                               “NYSE” means the New York Stock Exchange.

(x)                                   “Nonqualified Share Option” means an option to purchase Shares from the Company that (i) is granted under Section 6(b) of the Plan and (ii) is not an Incentive Share Option.

(y)                                 “Option” means an Incentive Share Option or a Nonqualified Share Option or both, as the context requires.

(z)                                   “Participant” means any employee, non-employee director or consultant (including any prospective employee, non-employee director or consultant) of the Company or any of its Affiliates, who in each case is eligible for an Award under Section 5 of the Plan and who is selected by the Committee to receive an Award under the Plan or who receives a Rollover Award pursuant to Section 4(c) of the Plan.

(aa)                            “Performance Compensation Award” means an Award (other than an Option or SAR) that (i) is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, (ii) is designated as a Performance Compensation Award by the Committee and (iii) is granted to a Participant pursuant to Section 6(e) of the Plan.

(bb)                          “Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award, Performance Unit or, if applicable, Cash Incentive Award under the Plan.

(cc)                            “Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award, Performance Unit or, if applicable, Cash Incentive Award of a particular Participant, whether all, some portion but less than all, or none of such Award has been earned for the Performance Period.

(dd)                          “Performance Goal” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(ee)                            “Performance Period” means the one or more periods of time as the Committee may select over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award, Performance Unit or, if applicable, Cash Incentive Award.

(ff)                                “Performance Unit” means an Award under Section 6(f) of the Plan that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee or the Fair Market Value of Shares), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such Performance Goals during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.

(gg)                          “Person” means a “person” as such term is used in Section 13(d) of the Exchange Act.

(hh)                          “Plan” shall have the meaning specified in Section 1 of the Plan.

(ii)                                  “Restricted Share” means a Share that is granted under Section 6(d) of the Plan that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.

(jj)                                  “Rollover Awards” shall have the meaning specified in Section 4(c) of the Plan.

(kk)                            “RSU” means either (i) a restricted share unit Award that is granted under Section 6(d) of the Plan and is designated as such in the applicable Award Agreement and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement or (ii) an Anticipation RSU.

(ll)                                  “Rule 16b-3” means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

(mm)                      “SAR” means a share appreciation right Award that is granted under Section 6(c) of the Plan and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value over the Exercise Price per Share of the SAR, subject to the terms of the applicable Award Agreement.

(nn)                          “SEC” means the U.S. Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

(oo)                          “Shares” means common shares of the Company, par value 1/6 cents per share, or such other securities of the Company (i) into which such shares shall be changed by reason of a recapitalization, merger, amalgamation, consolidation, scheme of arrangement, split-up, combination, exchange of shares or other similar transaction or (ii) as may be determined by the Committee pursuant to Section 4(b) of the Plan.

(pp)                          “Subsidiary” means any entity in which the Company, directly or indirectly, possesses 50% or more of the total combined voting power of all classes of its shares.

(qq)                          “Substituted Options” shall have the meaning specified in Section 6(c)(v) of the Plan.

(rr)                                “Substitution SARs” shall have the meaning specified in Section 6(c)(v) of the Plan.

(ss)                            “Termination of Employment” means a termination of an employee’s active employment with the Company and any of its Affiliates for any reason; provided, however, that if an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) and payment of such amount is intended to be triggered pursuant to Section 409A(a)(i) of the Code by a Participant’s separation from service, such term shall mean that the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code.

(tt)                                “Treasury Regulations” means all proposed, temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

3.                                       Administration

(a)                                  Composition of the Committee.  The Plan shall be administered by the Committee, which shall be composed of one or more directors, as determined by the Board; provided that to the extent necessary to comply with the rules of the NYSE and Rule 16b-3 and to satisfy any applicable requirements of Section 162(m) of the Code and any other applicable laws or rules, the Committee shall be composed of two or more directors, all of whom shall be Independent Directors and all of whom shall (i) qualify as “outside directors” under Section 162(m) of the Code, (ii) meet the independence requirements of the NYSE or any other share exchange as appropriate, including the Bermuda Stock Exchange and (iii) meet the independence requirements of the Bermuda Monetary Authority and any other similar body with enforceable jurisdiction.  Notwithstanding the foregoing, in no event shall any action taken by the Committee be considered void or be considered an act in contravention of the terms of the Plan solely as a result of the failure by one or more members of the Committee to satisfy the requirements set forth in clause (i), (ii) or (iii) of the immediately preceding sentence.

(b)                                 Authority of the Committee.  Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including, but not limited to, the authority to (i) designate Participants, (ii) determine the type or types of Awards to be granted to a Participant, (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards, (iv) determine the terms and conditions of any Awards and prescribe the form of instruments embodying the Awards, (v) determine the vesting schedules of Awards and, if certain performance criteria must be attained in order for an Award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (vi) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended, (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee, (viii) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the Plan and any instrument or agreement relating to, or Award made under, the Plan, (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (x) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, (xi) amend an outstanding Award or grant a replacement Award for an Award previously granted under the Plan if, in its sole discretion, the Committee determines that (A) the tax consequences of such Award to the Company or the Participant differ from those consequences that were expected to occur on the date the Award was granted or (B) clarifications or interpretations of, or changes to, tax law or regulations permit Awards to be granted that have more favorable tax consequences than initially anticipated; provided, however, that in no event may any Award be amended or any replacement Award be granted in a manner that would violate the prohibitions on repricing of Options and SARs, as set forth in clauses (i), (ii) and (iii) of Section 7(b) of the Plan, (xii) make any determination including, but not limited to the certification of facts actionable under the Clawback Policy, or take any action that the Committee deems necessary or desirable pursuant to the Clawback Policy, including but not limited to the rescission, modification or recovery of any Award granted, paid, delivered, awarded or otherwise provided to any Participant pursuant to the Plan and (xiii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.  The Committee may act only by a majority of its members in office, except that the members of the Committee may authorize any one or more of their members or any officer of the Company to execute and deliver documents on behalf of the Committee.

(c)                                  Committee Decisions.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole and plenary discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any shareholder.

(d)                                 Indemnification.  No member of the Board, the Committee or any employee of the Company (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder.  Each Covered Person shall be indemnified and held harmless by the Company from and against (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice.  The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud, dishonesty or wilful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Memorandum of Association or Amended and Restated Bye-Laws.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Memorandum of Association or Amended and Restated Bye-Laws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

(e)                                  Delegation of Authority to Officers.  The Committee may delegate, on such terms and conditions as it determines in its sole and plenary discretion, to one or more officers of the Company the authority to make grants of Awards to employees (other than any employee subject to Section 16 of the Exchange Act) and consultants of the Company and its Affiliates (including any such prospective employee or consultant) and all necessary and appropriate decisions and determinations with respect thereto.  To the extent that the Committee has delegated authority to one or more officers in accordance with this Section 3(e), all references to “Committee” in the Plan and in any applicable Award Agreement shall be deemed to refer to the officer(s) to whom such authority has been delegated.

(f)                                    Awards to Independent Directors.  Notwithstanding anything to the contrary contained herein, the Board or the Committee may, in their respective discretion, at any time and from time to time, grant Awards to Independent Directors or administer the Plan with respect to such Awards.  In any such case, the Board may exercise all the authority, and may undertake any responsibility, granted to the Committee herein.

4.                                       Shares Available for Awards; Cash Payable Pursuant to Awards

(a)                                  Shares and Cash Available.  Subject to adjustment as provided in Section 4(b) of the Plan, the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan (which, for purposes of clarity, shall include Anticipation RSUs) shall be equal to 4,700,000.  The maximum aggregate number of Shares that may be delivered pursuant to Incentive Share Options granted under the Plan shall be 300,000.  Upon exercise of a share-settled SAR, the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan as provided above shall be reduced by the actual number of Shares delivered upon settlement of such share-settled SAR.  If, after the effective date of the Plan, any Award granted under the Plan (1) is forfeited, or otherwise expires, terminates or is canceled without the delivery of all Shares subject thereto, or (2) is settled in cash, then, in the case of clauses (1) and (2), the number of Shares subject to such Award that were not issued with respect to such Award will not be treated as issued hereunder for purposes of reducing the aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan.  If Shares issued upon exercise, vesting or settlement of an Award are, or Shares owned by a Participant are, surrendered or tendered to the Company in payment of the Exercise Price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award Agreement, such surrendered or tendered Shares shall again become available to be delivered pursuant to Awards under the Plan; provided, however, that in no event shall such Shares increase the number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan.  Subject to adjustment as provided in Section 4(b) of the Plan, (A) in the case of Awards that are settled in Shares, the maximum aggregate number of Shares with respect to which Awards may be granted to any Participant in any fiscal year of the Company under the Plan shall be 250,000, and (B) in the case of Awards that are settled in cash based on the Fair Market Value of a Share, the maximum aggregate amount of cash that may be paid pursuant to Awards granted to any Participant in any fiscal year of the Company shall be equal to the Fair Market Value (determined in accordance with the applicable Award Agreement) as of the relevant vesting, payment, or settlement date multiplied by the number of Shares described in the preceding clause (A).  In the case of all Awards other than those described in the preceding sentence, the maximum aggregate amount of cash and other property (valued at its Fair Market Value) other than Shares that may be paid or delivered pursuant to Awards under the Plan to any Participant in any fiscal year of the Company shall be equal to $5,000,000.

(b)                                 Adjustments for Changes in Capitalization and Similar Events.

(i)                         In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, rights offering, share split, reverse share split, split-up or spin-off or any other event that constitutes an “equity restructuring” within the meaning of Accounting Standards Codification No. 718 with respect to Shares, the Committee shall, in the manner determined by the Committee to be appropriate or desirable, adjust any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (1) the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan (including pursuant to Incentive Share Options) and (2) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted to any Participant in any fiscal year of the Company, in each case, as provided in Section 4(a) of the Plan, and (B) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (2) the Exercise Price, if applicable, with respect to any Award.

(ii)                      In the event that the Committee determines that any reorganization, merger, amalgamation, consolidation, scheme of arrangement, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares (including any Change in Control) such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then the Committee may (A) in such manner as it may deem appropriate or desirable, adjust any or all of (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (X) the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan and (Y) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted to any Participant in any fiscal year of the Company, in each case, as provided in Section 4(a) of the Plan, and (2) the terms of any outstanding Award, including (X) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (Y) the Exercise Price, if applicable, with respect to any Award, (B) if deemed appropriate or desirable by the Committee, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (C) if deemed appropriate or desirable by the Committee, cancel and terminate any Option or SAR having an Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

(c)                                  Rollover Awards.  Awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Affiliates or a company acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines (“Rollover Awards”); provided, however, that in no event may any Rollover Award be granted in a manner that would violate the prohibitions on repricing of Options and SARs, as set forth in clauses (i), (ii) and (iii) of Section 7(b) of the Plan.  The number of Shares underlying any Rollover Awards shall be counted against the maximum aggregate number of Shares available for Awards under the Plan; provided, however, that Rollover Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall not be counted against the maximum aggregate number of Shares available for Awards under the Plan; provided further, however, that Rollover Awards issued in connection with the assumption of, or in substitution for, outstanding share options intended to qualify for special tax treatment under Sections 421 and 422 of the Code that were previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall be counted against the maximum aggregate number of Shares available for Incentive Share Options under the Plan.

(d)                                 Sources of Shares Deliverable Under Awards.  Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

5.                                       Eligibility and Participation.  Any employee, non-employee director or consultant (including any prospective employee, director or consultant) of the Company or any of its Affiliates (including any entities that become Affiliates of the Company after the date hereof) shall be eligible to be designated a Participant.

6.                                       Awards

(a)                                  Types of Awards.  Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Common Shares, (iv) RSUs, (v) Deferred Share Units, (vi) Performance Compensation Awards, (vii) Performance Units, (viii) Cash Incentive Awards, and (ix) other equity-based or equity-related Awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company.  Awards may be granted in tandem with other Awards.  No Incentive Share Option (other than an Incentive Share Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is ineligible to receive an Incentive Share Option under the Code.

(b)                                 Options.

(i)                         Grant.  Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Options shall be granted, (B) subject to Section 4(a) of the Plan, the number of Shares subject to Options to be granted to each Participant, (C) whether each Option will be an Incentive Share Option or a Nonqualified Share Option and (D) the conditions and limitations applicable to the vesting and exercise of each Option.  In the case of Incentive Share Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations related thereto, as may be amended from time to time.  All Options granted under the Plan shall be Nonqualified Share Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Share Option.  If an Option is intended to be an Incentive Share Option, and if, for any reason, such Option (or any portion thereof) shall not qualify as an Incentive Share Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Share Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Nonqualified Share Options.

(ii)                      Exercise Price.  The Exercise Price of each Share covered by an Option shall be not less than 100% of the Fair Market Value of such Share, determined as of the date the Option is granted; provided, however, in the case of an Incentive Share Option granted to an employee who, at the time of the grant of such Option, owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate, the Exercise Price shall be no less than 110% of the Fair Market Value on the date of the grant.  Each Option is, unless otherwise specified by the Committee, intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

(iii)                   Vesting and Exercise.  Each Option shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its sole and plenary discretion, specify in the applicable Award Agreement or thereafter.  Except as otherwise specified by the Committee in the applicable Award Agreement, an Option may only be exercised to the extent that it has already vested at the time of exercise.  An Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment pursuant to Section 6(b)(v) of the Plan for the Shares with respect to which the Award is exercised has been received by the Company.  Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available for sale under the Option and, except as expressly set forth in Sections 4(a) and 4(c) of the Plan, in the number of Shares that may be available for purposes of the Plan, by the number of Shares as to which the Option is exercised.  The maximum aggregate Fair Market Value (determined on the date of grant) of the Shares in respect of which an Incentive Share Option held by a Participant may become vested and exercisable during any calendar year shall not exceed $100,000.  The Committee may impose such conditions with respect to the exercise of Options, including, without limitation, any conditions relating to the application of U.S. Federal or state securities laws, as it may deem necessary or advisable.

(iv)                  Award Agreement.  Each Option shall be evidenced by an Award Agreement that shall specify the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any Option; provided, however, that in no event may any Option be exercisable after the 10th anniversary of the date the Option is granted; and further provided that in no event may any acceleration of any awarded but unvested Options occur due to a termination of employment or service for Cause.  Any determination by the Committee set forth in an applicable Award Agreement or otherwise under this Section 6(b)(iv) may be changed by the Committee from time to time and may govern the exercise of Options granted or exercised thereafter.

(v)                     Payment.

(A)                              No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company, and the Participant has paid to the Company (or the Company has withheld in accordance with Section 9(e) of the Plan) an amount equal to any U.S. Federal, state, local and foreign income and employment taxes and social security (or similar) liabilities required to be withheld.  Such payments may be made in cash (or its equivalent) or, in the Committee’s sole and plenary discretion, (1) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest), (2) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate Exercise Price, (3) by having the Company withhold Shares from the Shares otherwise issuable pursuant to the exercise of the Option or (4) through any other method (or combination of methods) as approved by the Committee; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to, or withheld by, the Company, as of the date of such tender or withholding is at least equal to such aggregate Exercise Price and the amount of any U.S. Federal, state, local or foreign income or employment tax and social security (or similar) liability required to be withheld, if applicable.

(B)                                Wherever in the Plan or any Award Agreement a Participant is permitted to pay the Exercise Price of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

(vi)                  Expiration.  Provisions relating to exercisability of Options following Termination of Employment will be determined pursuant to the applicable Award Agreement.  In no event may an Option be exercisable after the 10th anniversary of the date the Option is granted.

(c)                                  SARs.

(i)        Grant.  Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom SARs shall be granted, (B) subject to Section 4(a) of the Plan, the number of SARs to be granted to each Participant, (C) the Exercise Price thereof and (D) the conditions and limitations applicable to the exercise thereof.

(ii)       Exercise Price.  The Exercise Price of each Share covered by a SAR shall be not less than 100% of the Fair Market Value of such Share, determined as of the date the SAR is granted.  Each SAR is, unless otherwise specified by the Committee, intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

(iii)      Exercise.  A SAR shall entitle the Participant to receive an amount upon exercise equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price thereof.  The Committee shall determine, in its sole and plenary discretion, whether a SAR shall be settled in cash, Shares, other securities, other Awards, other property or a combination of any of the foregoing.  Each SAR shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its discretion, specify in the applicable Award Agreement or thereafter.  In the event of a Participant’s Termination of Employment due to death, the terms of the applicable Award Agreement shall apply with respect to such Participant’s outstanding SARs.

(iv)                  Award Agreement.  Each grant of SARs shall be evidenced by an Award Agreement that shall specify the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR; provided, however, that in no event may any SAR be exercisable after the 10th anniversary of the date the SAR is granted; and further provided that in no event may any acceleration of any awarded but unvested SARs occur due to a termination of employment or service for Cause.  Any determination by the Committee set forth in an applicable Award Agreement or otherwise under this Section 6(c)(iv) may be changed by the Committee from time to time and may govern the exercise of SARs granted or exercised thereafter.

(v)                     Substitution SARs.  The Committee shall have the ability to substitute, without the consent of the affected Participant or any holder or beneficiary of SARs, SARs settled in Shares (or SARs settled in Shares or cash in the Committee’s discretion) (“Substitution SARs”) for outstanding Nonqualified Share Options (“Substituted Options”); provided that (A) the substitution shall not otherwise result in a modification of the terms of any Substituted Option, (B) the number of Shares underlying the Substitution SARs shall be the same as the number of Shares underlying the Substituted Options, and (C) the Exercise Price of the Substitution SARs shall be equal to the Exercise Price of the Substituted Options.  If, in the opinion of the Company’s auditors, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.

(vi)                  Expiration.  Except as otherwise set forth in the applicable Award Agreement, each SAR shall expire immediately, without any payment, upon the 10th anniversary of the date the SAR is granted.  In no event may a SAR be exercisable after the 10th anniversary of the date the SAR is granted.

(d)                                 Restricted Common Shares and RSUs.

(i)                         Grant.  Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Restricted Common Shares and RSUs shall be granted, (B) subject to Section 4(a) of the Plan, the number of Restricted Common Shares and RSUs to be granted to each Participant, (C) the duration of the period during which, and the conditions, if any, under which, the Restricted Common Shares and RSUs may vest or may be forfeited to the Company, and (D) the other terms and conditions of such Awards.

(ii)                      Transfer Restrictions.  Restricted Common Shares and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or as may be provided in the applicable Award Agreement; provided, however, that the Committee may, in its discretion, determine that Restricted Common Shares and RSUs may be transferred by the Participant for no consideration.

(iii)                   Issuance of Restricted Common Shares.  Restricted Common Shares may be evidenced in such manner as the Committee shall determine.  If certificates representing Restricted Common Shares are registered in the name of the applicable Participant, such certificates must bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Common Shares, and the Company may, at its discretion, retain physical possession of such certificates until such time as all applicable restrictions lapse.

(iv)                  Award Agreement.  Each grant of RSUs and Restricted Common Shares, as applicable, shall be evidenced by an Award Agreement that shall specify the number of Shares to which the Award relates, the period of restriction, the vesting conditions, the settlement date and such other provisions as the Committee may determine; provided, however, that in no event may any acceleration of any awarded but unvested RSUs or Restricted Common Shares occur due to a termination of employment or service for Cause.

(v)                     Payment/Lapse of Restrictions.  Each RSU shall be granted with respect to one Share or shall have a value equal to the Fair Market Value of one Share.  RSUs shall be paid in cash, Shares, other securities, other Awards or other property, as determined in the sole and plenary discretion of the Committee, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.  If a Restricted Share or an RSU is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, unless the grant of such Restricted Share or RSU is contingent on satisfaction of the requirements for the payment of “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(e) of the Plan must be satisfied in order for the restrictions applicable thereto to lapse.  In the event of a Participant’s Termination of Employment due to death, the terms of the applicable Award Agreement shall apply with respect to such Participant’s outstanding Restricted Common Shares and RSUs.

(e)                                  Performance Compensation Awards.

(i)                         General.  The Committee shall have the authority, at the time of grant of any Award, to designate such Award (other than an Option or SAR) as a Performance Compensation Award in order for such Award to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.  Options and SARs granted under the Plan shall not be included among Awards that are designated as Performance Compensation Awards under this Section 6(e).

(ii)       Eligibility.  The Committee shall, in its sole discretion, designate within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period.  However, designation of a Participant as eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle such Participant to receive payment in respect of any Performance Compensation Award for such Performance Period.  The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 6(e).  Moreover, designation of a Participant as eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant as eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(iii)      Discretion of the Committee with Respect to Performance Compensation Awards.  With regard to a particular Performance Period, the Committee shall have full discretion to select (A) the length of such Performance Period, (B) the type(s) of Performance Compensation Awards to be issued, (C) the Performance Criteria that will be used to establish the Performance Goal(s), (D) the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply to the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and (E) the Performance Formula; provided that any such Performance Formula shall be objective and non-discretionary.  Within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(iv)      Performance Criteria.  Notwithstanding the foregoing, the Performance Criteria that will be used to establish the Performance Goal(s) with respect to Performance Compensation Awards shall be based on the attainment of specific levels of performance of the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and shall be limited to the following: (i) net income or net income per Common Share; (ii) operating income or operating income per Common Share; (iii) growth in book value per share; (iv) growth in fully converted book value per share; (v) growth in fully converted tangible book value per share; (vi) return on equity; (vii) price performance of Common Shares; (viii) cash flow; (iv) underwriting income; and (v) loss ratio or combined ratio. Such performance criteria may be applied on an absolute basis and/or be relative to one or more peer companies of the Company or indices or any combination thereof or, if applicable, be computed on an accrual or cash accounting basis.  To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of the applicable Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective manner the method of calculating the Performance Criteria it selects to use for such Performance Period.

(v)                     Modification of Performance Goals.  The Committee is authorized at any time during the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), or any time thereafter (but only to the extent the exercise of such authority after such 90-day period (or such shorter period, if applicable) would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code), in its sole and plenary discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code (A) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company, or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal) or (B) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or the financial statements of the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.

(vi)                  Payment of Performance Compensation Awards.

(A)                              Condition to Receipt of Payment.  A Participant must be employed by the Company or one of its Affiliates on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.  Notwithstanding the foregoing and to the extent permitted by Section 162(m) of the Code, in the discretion of the Committee, Performance Compensation Awards may be paid to Participants who have retired or whose employment has terminated prior to the last day of the Performance Period for which a Performance Compensation Award is made, or to the designee or estate of a Participant who died prior to the last day of a Performance Period.

(B)           Limitation.  Except as otherwise permitted by Section 162(m) of the Code, a Participant shall be eligible to receive payments in respect of a Performance Compensation Award only to the extent that (1) the Performance Goal(s) for the relevant Performance Period are achieved, and certified by the Committee in accordance with Section 6(e)(vi)(C) of the Plan and (2) the Performance Formula as applied against such Performance Goal(s) determines that all or some portion of such Participant’s Performance Compensation Award has been earned for such Performance Period.

(C)           Certification.  Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the objective Performance Formula.  The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply negative discretion as authorized by Section 6(e)(vi)(D) of the Plan.

(D)          Negative Discretion.  In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may, in its sole and plenary discretion, reduce or eliminate the amount of the Award earned in the Performance Period, even if applicable Performance Goals have been attained and without regard to any employment agreement between the Company and a Participant.

(E)           Discretion.  Except as otherwise permitted by Section 162(m) of the Code, in no event shall any discretionary authority granted to the Committee by the Plan be used to (1) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained, (2) increase a Performance Compensation Award for any Participant at any time after the first 90 days of the Performance Period (or, if shorter, the maximum period allowed under Section 162(m) of the Code) or (3) increase the amount of a Performance Compensation Award above the maximum amount payable under Section 4(a) of the Plan.

(F)                                 Form of Payment.  In the case of any Performance Compensation Award other than a Restricted Share, RSU or other equity-based Award that is subject to performance-based vesting conditions, such Performance Compensation Award shall be payable, in the discretion of the Committee, in cash, Restricted Common Shares, RSUs or fully vested Shares of equivalent value and shall be paid on such terms as determined by the Committee in its discretion.  Any Restricted Common Shares and RSUs shall be subject to the terms of this Plan (or any successor equity-compensation plan) and any applicable Award Agreement.  The number of Restricted Common Shares, RSUs or Shares that is equivalent in value to a dollar amount shall be determined in accordance with a methodology specified by the Committee within the first 90 days of the relevant Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code).

(f)                                    Performance Units.

(i)                         Grant.  Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom Performance Units shall be granted.

(ii)                      Value of Performance Units.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.  The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met during a Performance Period, will determine in accordance with Section 4(a) of the Plan the number and/or value of Performance Units that will be paid out to the Participant.

(iii)      Earning of Performance Units.  Subject to the provisions of the Plan, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout of the number and value of Performance Units earned by the Participant over the Performance Period, to be determined by the Committee, in its sole and plenary discretion, as a function of the extent to which the corresponding Performance Goals have been achieved.

(iv)                  Form and Timing of Payment of Performance Units.  Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, may pay earned Performance Units in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units on the settlement date or such other valuation formula set forth in the applicable Award Agreement.  Such Shares may be granted subject to any restrictions in the applicable Award Agreement deemed appropriate by the Committee.  The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the applicable Award Agreement.  If a Performance Unit is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(e) of the Plan must be satisfied in order for a Participant to be entitled to payment.

(g)                                 Cash Incentive Awards.

(i)                         Grant.  Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, shall have the authority to determine (A) the Participants to whom Cash Incentive Awards shall be granted, (B) subject to Section 4(a) of the Plan, the number of Cash Incentive Awards to be granted to each Participant, (C) the duration of the period during which, and the conditions, if any, under which, the Cash Incentive Awards may vest or may be forfeited to the Company and (D) the other terms and conditions of the Cash Incentive Awards.  Each Cash Incentive Award shall have an initial value that is established by the Committee at the time of grant.  The Committee shall set performance goals or other payment conditions in its discretion, which, depending on the extent to which they are met during a specified performance period, shall determine the number and/or value of Cash Incentive Awards that shall be paid to the Participant.

(ii)       Earning of Cash Incentive Awards.  Subject to the provisions of the Plan, after the applicable vesting period has ended, the holder of Cash Incentive Awards shall be entitled to receive a payout of the number and value of Cash Incentive Awards earned by the Participant over the specified performance period, to be determined by the Committee, in its sole and plenary discretion, as a function of the extent to which the corresponding performance goals or other conditions to payment have been achieved.

(iii)                   Payment.  If a Cash Incentive Award is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(e) of the Plan must be satisfied in order for a Participant to be entitled to payment.

(h)                                 Other Share-Based Awards.  Subject to the provisions of the Plan, the Committee shall have the sole and plenary authority to grant to Participants other equity-based or equity-related Awards (including, but not limited to, Deferred Share Units and fully vested Shares), whether payable in cash, equity or otherwise, in such amounts and subject to such terms and conditions as the Committee shall determine, provided that any such Awards must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law.

(i)                                     Dividends and Dividend Equivalents.  In the sole and plenary discretion of the Committee, an Award, other than an Option or SAR or a Cash Incentive Award, may provide the Participant, or if permitted by the Committee in its sole discretion, the Participant’s assignee, with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole and plenary discretion, including, without limitation, (A) payment directly to the Participant, (B) withholding of such amounts by the Company subject to vesting of the Award or (C) reinvestment in additional Shares, Restricted Common Shares, RSUs or other Awards.

7.                                       Amendment and Termination

(a)                                  Amendments to the Plan.  Subject to any applicable law or government regulation, to any requirement that must be satisfied if the Plan is intended to be a shareholder-approved plan for purposes of Section 162(m) of the Code, and to the rules of the NYSE or any successor exchange or quotation system on which the Shares may be listed or quoted, the Plan may be amended, modified or terminated by the Board without the approval of the shareholders of the Company, except that shareholder approval shall be required for any amendment that would (i) increase the maximum number of Shares for which Awards may be granted under the Plan or increase the maximum number of Shares that may be delivered pursuant to Incentive Share Options granted under the Plan; provided, however, that any adjustment under Section 4(b) of the Plan shall not constitute an increase for purposes of this Section 7(a), or (ii) change the class of individuals eligible to participate in the Plan.  No amendment, modification or termination of the Plan may, without the consent of the Participant (or his or her transferee) to whom any Award shall theretofor have been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such Award, unless otherwise provided by the Committee in the applicable Award Agreement; provided, however, that the Board may amend, modify or terminate the Plan without the consent of such Participant (or his or her transferee) if it deems such action necessary to comply with applicable law, tax rules, stock exchange rules or accounting rules, provided such action affects the rights of all similarly situated Participants (or their transferees).

(b)                                 Amendments to Awards.  The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofor granted, prospectively or retroactively; provided, however, that except as set forth in the Plan, unless (i) otherwise provided by the Committee in the applicable Award Agreement or (ii) deemed necessary by the Committee in order to comply with applicable law, tax rules, stock exchange rules or accounting rules, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award theretofor granted shall not, to that extent, be effective without the consent of the applicable Participant, holder or beneficiary.  Notwithstanding the preceding sentence or any other provision of the Plan, in no event may any Option or SAR (i) be amended to decrease the Exercise Price thereof, (ii) be canceled at a time when its Exercise Price exceeds the Fair Market Value of the underlying Shares in exchange for another Option or SAR or any Restricted Share, RSU, other equity-based Award, award under any other equity-compensation plan or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or SAR, unless such amendment, cancelation, or action is approved by the Company’s shareholders, it being understood that an adjustment to the Exercise Price of an Option or SAR that is made in accordance with Section 4(b) of the Plan or Section 8(b) of the Plan shall not be considered a reduction in Exercise Price or “repricing” of such Option or SAR.

(c)                                  Adjustment of Awards in Connection With Regulatory Changes.  Subject to Section 6(e)(v) of the Plan and the final sentence of Section 7(b) of the Plan, the Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) of the Plan or the occurrence of a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law (i) whenever the Committee, in its sole and plenary discretion, determines that such adjustments are appropriate or desirable, including, without limitation, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event, (ii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by providing for a cash payment to the holder of an Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (iii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by canceling and terminating any Option or SAR having an Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

8.                                       Change in Control

(a)                                  Except as otherwise provided in the applicable Award Agreement, and subject to Section 8(b) of the Plan, all Awards that are outstanding and unvested as of immediately prior to a Change in Control shall remain outstanding and unvested immediately thereafter; provided, however, that if within 24 months following the occurrence of a Change in Control, there is a Termination of Employment by the Company or an Affiliate, as applicable, without Cause or a Constructive Termination of a Participant, then (i) all outstanding Options or SARs then held by Participants that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of the date of such termination, (ii) all Performance Units, Cash Incentive Awards, Awards designated as Performance Compensation Awards, RSUs and other Awards subject to performance-based vesting criteria shall be paid out as if the date of such termination was the last day of the applicable performance period and “target” performance levels had been fully attained and (iii) all other outstanding Awards (i.e., other than Options, SARs, Performance Units, Cash Incentive Awards, Awards designated as Performance Compensation Awards, RSUs and other Awards subject to performance-based vesting criteria) then held by Participants that are unvested or still subject to restrictions or forfeiture shall automatically be deemed vested and all restrictions and forfeiture provisions related thereto shall lapse as of the date of such termination.

(b)                                 Notwithstanding Section 8(a) and except as otherwise provided in the applicable Award Agreement, in the event of a Change in Control after the date of the adoption of the Plan, unless provision is made in connection with the Change in Control for assumption of Awards previously granted or substitution of such Awards for new awards covering shares of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and Exercise Prices, if applicable, (i) all outstanding Options or SARs then held by Participants that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change in Control, (ii) all Performance Units, Cash Incentive Awards, Awards designated as Performance Compensation Awards, RSUs and other Awards subject to performance-based vesting criteria shall be paid out as if the date of the Change in Control were the last day of the applicable performance period and “target” performance levels had been fully attained and (iii) all other outstanding Awards (i.e., other than Options, SARs, Performance Units, Cash Incentive Awards, Awards designated as Performance Compensation Awards, RSUs and other Awards subject to performance-based vesting criteria) then held by Participants that are unvested or still subject to restrictions or forfeiture shall automatically be deemed vested and all restrictions and forfeiture provisions related thereto shall lapse as of immediately prior to such Change in Control.

(c)                                  Notwithstanding any provision of Section 8(b) of the Plan, unless otherwise provided in the applicable Award Agreement, if any amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code), in the event of a Change in Control, any unvested but outstanding Awards shall automatically vest as of the date of such Change in Control and shall not be subject to the forfeiture restrictions following such Change in Control to the extent provided in Section 8(b) of the Plan; provided that in the event that such Change in Control does not qualify as an event described in Section 409A(a)(2)(A)(v) of the Code, such Awards (and any other Awards that constitute deferred compensation that vested prior to the date of such Change in Control but are outstanding as of such date) shall not be settled until the earliest permissible payment event under Section 409A of the Code following such Change in Control.

(d)                                 In the event that an Affiliate of the Company ceases to be an Affiliate of the Company, the Committee shall determine, in its sole and plenary discretion, the treatment of any outstanding Awards held by any Participants whose eligibility under the Plan would be affected by such cessation of the Affiliate.

9.                                       General Provisions

(a)                                  Nontransferability.  Except as otherwise provided in the applicable Award Agreement or Section 6(d)(ii) of the Plan, no Award (other than Restricted Common Shares with respect to which all applicable restrictions imposed under the terms of the applicable Award Agreement have expired, lapsed, been waived or satisfied, for purposes of this Section 9(a), “Released Securities”) or right thereunder shall be assignable or transferable by a Participant, other than by will or the laws of descent and distribution (or, in the case of an Award of Restricted Common Shares, to the Company), except that (i) an Option may be transferred by gift to any member of the holder’s immediate family or to a trust for the benefit of one or more of such immediate family members, if permitted in the applicable Award Agreement and (ii) the Committee may, in its sole discretion, permit any Participant who is a non-employee director to assign any Award to such director’s employer or an Affiliate of such employer; provided, however, that if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries with respect to any Award to exercise the rights of the Participant, and to receive any property distributable, upon the death of the Participant.  Subject to this Section 9(a), each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law by the Participant’s guardian or legal representative unless it has been transferred to a member of the holder’s immediate family or to a trust for the benefit of one or more of such immediate family members, in which case it shall be exercisable only by such transferee.  For the purposes of this provision, a holder’s “immediate family” shall mean the holder’s spouse, children and grandchildren.  Notwithstanding the foregoing, in no event shall any Incentive Share Options granted under the Plan be transferable in any way that would violate Section 1.422-2(a)(2) of the Treasury Regulations nor may any Award (or any rights and obligations thereunder) be transferred to a third party in exchange for value unless such transfer is specifically approved by the Company’s shareholders.  All terms and conditions of the Plan and all Award Agreements, including but not limited to any applicable vesting conditions, shall be binding upon any permitted successors and assigns.  Except as otherwise set forth in this Section 9(a), no Award (other than Released Securities), and no right under any such Award, may be pledged, attached or otherwise encumbered other than in favor of the Company, and any purported pledge, attachment, or encumbrance thereof other than in favor of the Company shall be void and unenforceable against the Company or any Affiliate.

(b)                                 No Rights to Awards.  No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards.  The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.  Awards and amounts received thereunder shall not be considered to be wages or compensation for purposes of determining entitlements under any pension, severance or other arrangement of the Company.

(c)                                  Share Certificates.  All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, the NYSE or any other stock exchange or quotation system upon which such Shares or other securities are then listed or reported and any applicable U.S. Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d)                                 Expenses.  The expenses of the Plan shall be borne by the Company.  However, if an Award is made to a Participant in the service of an Affiliate and if such Award results in payment of cash to the Participant, such Affiliate shall pay to the Company an amount equal to such cash payment.

(e)                                  Withholding.

(i)                         Authority to Withhold.  A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, securities or Awards other than Shares or other property) of any applicable withholding taxes and social security (or similar) liabilities in respect of an Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes and social security (or similar) liabilities.

(ii)                      Alternative Ways to Satisfy Withholding Liability.  Without limiting the generality of clause (i) above, subject to the Committee’s discretion, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest) having an aggregate Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option or SAR, or the lapse of the restrictions on the RSU or any other Award

(in the case of SARs, RSUs and other Awards, if such SARs, RSUs and other Awards are settled in Shares), a number of Shares having an aggregate Fair Market Value equal to such withholding liability.

(f)                                    Section 409A of the Code.

(i)        It is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.

(ii)                      No Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment.  Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.

(iii)                   If, at the time of a Participant’s “separation from service” (within the meaning of Section 409A of the Code), (A) such Participant shall be a “specified employee” (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (B) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period.  Such amount shall be paid without interest, unless otherwise determined from time to time by the Committee, in its sole discretion, or as otherwise provided in any applicable individual agreement between the Company and the relevant Participant.

(iv)                  Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code.  In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.

(g)                                 Award Agreements.  Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including the effect on such Award of the death, Disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

(h)                                 No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted common shares, shares, other types of equity-based awards (subject to shareholder approval if such approval is required) and Cash Incentive Awards, and such arrangements may be either generally applicable or applicable only in specific cases.

(i)                                     No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee, director or consultant, nor shall it be construed as giving a Participant any rights to continued service on the Board.  Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any directorship or consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(j)                                     No Rights as Shareholder.  No Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares.  In connection with each grant of Restricted Common Shares, except as provided in the applicable Award Agreement, the Participant shall be entitled to the rights of a shareholder (including the right to vote and receive dividends) in respect of such Restricted Common Shares.  Except as otherwise provided in Section 4(b) of the Plan, Section 7(c) of the Plan or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.

(k)                                  Governing Law.  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of Bermuda, without giving effect to the conflict of laws provisions thereof.

(l)                                     Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(m)                               Other Laws; Restrictions on Transfer of Shares.  The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole and plenary discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.  Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole and plenary discretion has determined that (i) any such offer, if made, would be in compliance with all applicable requirements of the U.S. Federal and any other applicable securities laws and (ii) all licenses, permissions and authorizations required to be granted under the laws of Bermuda, or by any authority or agency thereof, shall have been duly received.

(n)                                 No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or any other Person, on the other.  To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.

(o)                                 Clawback Policy.  Each Award shall be subject to the Clawback Policy, to the extent provided by such policy.  The Committee may take all actions with respect to any Award, whether vested or unvested, consistent with the Clawback Policy, including but not limited to the rescission, modification or cancelation of any Award and recovery of amounts previously paid or awarded pursuant to an Award.  By accepting any Award or other benefit under the Plan, each Participant and each Person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, the Clawback Policy.  This Section 9(o) shall not be the Company’s exclusive remedy with respect to such matters.

(p)                                 No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether (i) any fractional Shares shall be rounded up to the next whole number of Shares, (ii) cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or (iii) such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(q)                                 Requirement of Consent and Notification of Election Under Section 83(b) of the Code or Similar Provision.  No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election.  If an Award recipient, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such

Committee action to make such an election and the Participant makes the election, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the IRS or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or any other applicable provision.

(r)                                    Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.  If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Share Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days of such disposition.

(s)                                  Successors.  The Plan, and all obligations of the Company under the Plan with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, amalgamation, consolidation, scheme of arrangement or otherwise, of all or substantially all of the assets and/or business of the Company.

(t)                                    Consent to Authority of Committee.  By accepting any Award or other benefit under the Plan, each Participant and each Person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

(u)                                 Headings and Construction.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.  Whenever the words “include”, “includes” or “including” are used in this Plan, they shall be deemed to be followed by the words “but not limited to”.

(v)                                 International Considerations.  The Committee may grant Awards to Participants on terms and conditions that differ from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to (i) foster and promote achievement of the purposes of the Plan and (ii) comply with the applicable legal, tax or regulatory requirements of the jurisdiction in which such Participants reside or are subject to taxation or regulation (such compliance including, without limitation, the avoidance of triggering a public offering in the applicable jurisdiction or the maximization of tax efficiency), and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or sub-plans as may be necessary or advisable to comply with such legal, tax or regulatory requirements.

10.                                 Dispute Resolution

(a)                                  Mediation.  If a dispute arises out of or relates to this Plan or a Participant’s Award Agreement or the breach thereof, and if the dispute cannot be settled through negotiation, the parties agree first to try in good faith to settle the dispute by mediation administered by the American Arbitration Association under its National Rules for the Resolution of Employment Disputes, before resorting to binding arbitration as provided for in Section 10(b).

(b)                                 Arbitration.  If a dispute arising out of or relating to this Plan or a Participant’s Award Agreement cannot be settled amicably by the parties through negotiation or mediation, such dispute shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules, by a single independent arbitrator.  If the parties are unable to agree on the selection of an arbitrator, then either the Participant or the Company may petition the American Arbitration Association for the appointment of the arbitrator, which appointment shall be made within 10 days of the petition therefor.  Either party to the dispute may institute such arbitration proceeding by giving written notice to the other party.  A hearing shall be held by the arbitrator in New York or Bermuda, as agreed by the parties (or, failing such agreement, in Bermuda), within 30 days of his or her appointment.  The decision of the arbitrator shall be final and binding upon the parties and shall be rendered pursuant to a written decision that contains a detailed recital of the arbitrator’s reasoning.  Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

11.                                 Term of the Plan

(a)                                  Effective Date.  The Plan shall be effective as of the date of its adoption by the Board and approval by the Company’s shareholders.

(b)                                 Expiration Date.  No Award shall be granted under the Plan after the 10th anniversary of the date the Plan is approved by the Company’s shareholders under Section 11(a) of the Plan.  Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award, shall nevertheless continue thereafter.